                                                                     EXHIBIT 5.2




                [BOULT, CUMMINGS, CONNERS & BERRY PLC LETTERHEAD]



                                January 12, 2004


Ardent Health Services, Inc.
One Burton Hills Blvd., Suite 250
Nashville, TN 37215


         Re:   Ardent Health Services, Inc.
               10% Senior Subordinated Notes due 2013

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-1 (File No. 333-110117) (the "Registration Statement") filed by Ardent Health Services LLC, a Delaware limited liability company (the "Parent"), Ardent Health Services, Inc., a Delaware corporation (the "Issuer"), and the other subsidiaries of the Parent named therein as guarantors (collectively, the "Subsidiary Guarantors") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to $225,000,000 principal amount of the Issuer's 10% Senior Subordinated Notes due 2013 (the "Exchange Notes") to be issued in an exchange offer for $225,000,000 principal amount of the Issuer's outstanding 10% Senior Subordinated Notes due 2013 (the "Original Notes"). The Original Notes are, and the Exchange Notes will be, guaranteed by the Parent and the Subsidiary Guarantors, including those guarantors listed on the attached Appendix A (collectively, the "Listed Guarantors"). We understand that the Original Notes that are accepted for exchange for Exchange Notes will be cancelled and retired.

         The Original Notes were and the Exchange Notes will be issued pursuant to an Indenture dated as of August 19, 2003 (the "Indenture") among the Issuer, the Parent, the Subsidiary Guarantors and U.S. Bank Trust National Association, N.A., as trustee. We understand that the Original Notes were issued and sold on August 19, 2003 to Banc of America Securities LLC, UBS Securities LLC, Banc One Capital Markets, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial purchasers thereof (the "Initial Purchasers"), without registration under the Securities Act, and were offered and sold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A under the Securities Act and in transactions outside the United States in reliance on Regulation S under the Securities Act.

         We have acted as special counsel to the Parent, the Issuer and the Listed Guarantors for the sole purpose of delivering this opinions set forth herein. In rendering the opinions, we have examined and relied upon copies of the Indenture, the form of the Exchange Notes and the form of Notation of Guarantee (the "Notation of Guarantee") under the Indenture. (The Indenture, the Exchange Notes and the Notation of Guarantee are sometimes referred to herein as the "Transaction Documents"). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.


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Ardent Health Services, Inc.
January 12, 2004
Page 2


         We have assumed as to factual matters the accuracy and completeness of all certificates, agreements, instruments, documents and other proceedings examined by us that have been executed or certified by officials of the Parent, the Issuer or the Listed Guarantors acting within the scope of their official capacities or by public officials and have not verified the accuracy or truthfulness thereof. In addition, we have assumed the due authorization, execution, delivery and authenticity of the Indenture by all parties other than the Parent, the Issuer and the Listed Guarantors.

         Based on the foregoing and subject to the qualification and limitations set forth below, we are of the opinion that:

         1. Each of the Parent, the Issuer and the Listed Guarantors has been duly incorporated, formed or organized and is validly existing as a corporation, limited liability company or other organization in good standing under the laws of the state of organization as identified on Appendix A attached hereto.

         2. Each of the Parent, the Issuer and the Listed Guarantors has corporate, limited liability company or other organizational power and authority to enter into and perform its obligations under the Indenture and the Notation of Guarantee.

         3. The Indenture has been duly authorized, executed and delivered by each of the Parent, the Issuer and the Listed Guarantors.

         4. The Notation of Guarantee has been duly authorized by each of the Parent and the Listed Guarantors.

         5. The execution, delivery and performance of the Indenture, the Exchange Notes and the Notation of Guarantee by each of the Issuer, the Parent and the Listed Guarantors, as applicable, do not violate any applicable laws covered by this opinion.

         The opinions expressed herein do not address the compliance by the Issuer, the Parent or any of the Listed Guarantors with (i) fiduciary duty requirements; (ii) statutes and ordinances, administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level) and judicial decisions to the extent they deal with the foregoing; (iii) Federal or state securities or "blue sky" laws and regulations or legal investment laws; and (iv) Federal or state tax laws and regulations.

         We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of Tennessee, and the General Corporation Law, the Limited Liability Company Act and the Revised Uniform Partnership Act of the State of Delaware. We express no opinion as to the enforceability of the Transaction Documents which state that they are governed by the laws of the State of New York. We understand that you have received a separate opinion from Ropes & Gray LLP with respect to such matters, and, for such purpose, we specifically permit Ropes & Gray LLP to rely upon this opinion as if it were addressed to them.

         This opinion is given on the date hereof solely for your benefit, and we assume no obligation to inform you of subsequent changes in the law or fact bearing on this opinion even if such changes are


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Ardent Health Services, Inc.
January 12, 2004
Page 3


brought to our attention. Except as otherwise provided herein, this opinion letter may not be quoted, referred to, relied upon or otherwise used by, nor may any originals or copies be delivered or circulated to or reviewed by, any other person or entity or for any other purpose without our express prior written consent in each instance.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related Rules promulgated by the Securities and Exchange Commission.


                                     Very truly yours,

                                     /s/ Boult, Cummings, Conners & Berry PLC




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                                   APPENDIX A

                                                               Jurisdiction of
               Guarantor                                       Organization
               ---------                                       ---------------
AHS Kentucky Holdings, Inc.                                    Delaware
AHS Kentucky Hospitals, Inc.                                   Delaware
AHS Louisiana Holdings, Inc.                                   Delaware
AHS Louisiana Hospitals, Inc.                                  Delaware
AHS Management Company, Inc.                                   Tennessee
AHS Summit Hospital, LLC                                       Delaware
Ardent Medical Services, Inc.                                  Delaware
Behavioral Healthcare Corporation                              Delaware
BHC Alhambra Hospital, Inc.                                    Tennessee
BHC Belmont Pines Hospital, Inc.                               Tennessee
BHC Columbus Hospital, Inc.                                    Tennessee
BHC Fairfax Hospital, Inc.                                     Tennessee
BHC Fox Run Hospital, Inc.                                     Tennessee
BHC Fremont Hospital, Inc.                                     Tennessee
BHC Gulf Coast Management Group, Inc.                          Tennessee
BHC Heritage Oaks Hospital, Inc.                               Tennessee
BHC Hospital Holdings, Inc.                                    Delaware
BHC Intermountain Hospital, Inc.                               Tennessee
BHC Lebanon Hospital, Inc.                                     Tennessee
BHC Management Holdings, Inc.                                  Delaware
BHC Management Services, LLC                                   Delaware
BHC Management Services of Indiana, LLC                        Delaware
BHC Management Services of Kentucky, LLC                       Delaware
BHC Management Services of New Mexico, LLC                     Delaware
BHC Management Services of Streamwood, LLC                     Delaware
BHC Meadows Partner, Inc.                                      Delaware
BHC Northwest Psychiatric Hospital, LLC                        Delaware
BHC of Indiana, General Partnership                            Tennessee
BHC of Northern Indiana, Inc.                                  Tennessee
BHC Physician Services of Kentucky, LLC                        Delaware
BHC Pinnacle Pointe Hospital, Inc.                             Tennessee
BHC Properties, Inc.                                           Tennessee
BHC Sierra Vista Hospital, Inc.                                Tennessee
BHC Spirit of St. Louis Hospital, Inc.                         Tennessee
BHC Streamwood Hospital, Inc.                                  Tennessee
BHC Valle Vista Hospital, Inc.                                 Tennessee
Bloomington Meadows, G.P.                                      Delaware
Columbus Hospital, LLC                                         Delaware
Indiana Psychiatric Institutes, Inc.                           Delaware
Lebanon Hospital, LLC                                          Delaware
Northern Indiana Hospital, LLC                                 Delaware
Valle Vista, LLC                                               Delaware
Willow Springs, LLC                                            Delaware